UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          POWER INTERACTIVE MEDIA, INC.
             ------------------------------------------------------
                 (Name of small business issuer in its charter)


Florida                                                        65-0522144
------------------------------                         -------------------------
(State or other jurisdiction                           (I.R.S. Employer or
of incorporation organization)                               Identification No.)


181 Whitehall Drive
Markham, Ontario, Canada                                       L3R 9T1
----------------------------------------               -------------------------
(Address of principal place of business)                       (zip code)

                          POWER INTERACTIVE MEDIA, INC.
              Year 2001 Employee/Consultant Stock Compensation Plan
             ------------------------------------------------------
                            (Full title of the plan)

                              Mintmire & Associates
                              265 Sunrise Avenue, Suite 204,
                              Palm Beach, FL 33480
                              Tel: (561) 832-5696
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                          CALCULATION OF REGISTRATION FEE

 TITLE OF           PROPOSED     PROPOSED   MAXIMUM      AMOUNT OF
SECURITIES          AMOUNT       MAXIMUM    AGGREGATE    REGISTRATION
TO BE               TO BE        OFFERING   OFFERING     FEE (1)
REGISTERED          REGISTERED   PRICE      PRICE
                      (2)        PER SHARE  PER SHARE
-----------------   -----------  ---------  ----------   -------------
Common Stock         2,500,000     $0.25     $625,000      $156.25
Par Value $0.0001

(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the average closing price of the Company's common stock on October 2, 2001, October 3, 2001, October 8, 2001, October 9, 2001 and October 10, 2001, as reported on the OTC Electronic Bulletin Board.

(2) Represents the maximum number of shares which may be granted under the Power Interactive Media, Inc. Year 2001 Employee/Consultant Stock Compensation Plan (the "Plan").

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (1) The Registrant's Registration Statement on Form l0-SB filed October 22, 1999;

     (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the filing of the Registrant's Registration Statement referred to above; and

     (3) The description of the common stock of the Registrant contained in the Registrant's Registration Statement.

     All  documents  filed by the  Registrant  with the  Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Bylaws of the Registrant contain provisions which provide for the indemnification of directors, officers, and other employees or agents of the Registrant properly appointed to serve in an official capacity who while acting in good faith, in the best interests of the Registrant, and within the scope of their offices, are or are threatened to be named as a defendant or respondent in a civil or criminal action. The extent of the indemnification is limited to judgements, penalties, fines, settlements and reasonable expenses actually incurred.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

Exhibit No.       Exhibit Name
--------------    ---------------------
3(i).1   [1]      Articles of Incorporation filed September 9, 1994.

3(i).2   [1]      Articles of Amendment filed October 1, 1999.

3(i).3   [3]      Articles of Amendment filed March 2, 2000.

3(i).4   [11]     Articles of Amendment filed March 1, 2001.

3(ii).1  [1]      By-laws.

4.1      [2]      Share Exchange Agreement between the Company, Power Photo Kiosks, Inc. and the shareholders of Power Photo Kiosks, Inc. dated February 23, 2000.

4.2      [5]      Loan Agreement between Power Photo Kiosks, Inc. and MLIC Holdings, Inc. dated
                  May 1999.

4.3      [5]      Loan Extension between Power Photo Kiosks, Inc. and MLIC Holdings, Inc. dated
                  July 1999.

4.4      [5]      Loan Extension between Power Photo Kiosks, Inc. and MLIC Holdings, Inc. dated
                  September 1999.

4.5      [5]      Common Stock Purchase Agreement with Thomson Kernaghan & Co., Ltd., as
                  Agent dated February 2000.

4.6      [9]      Promissory Note by the Company in favor of Thomson Kernaghan & Co., Ltd. dated
                  June 5, 2000.

4.7      [9]      Promissory Note by the Company in favor of Thomson Kernaghan & Co., Ltd. dated
                  October 26, 2000.

5.1      [6]      Opinion of Mintmire & Associates.

5.2      [8]      Opinion of Mintmire & Associates.

5.3      *        Opinion of Mintmire & Associates.

10.1     [5]      Revised Licensing Agreement between Power Photo Enterprises, Inc. and Licensing
                  Resource Group, Inc. dated October 1998.

10.2     [5]      Licensing Agreement between Power Photo Enterprises, Inc. and Titan Sports, Inc.
                  dated October 1998.

10.3     [5]      Master Merchandising License Agreement between Power Photo Kiosks, Inc. and
                  Universal Studios Licensing, Inc. dated September 1999.

10.4     [5]      Teaming Agreement between Power Photo Kiosks, Inc., Sybase Canada Limited,
                  Advanced Kiosk Services, Inc. and Integrated Kiosks, Inc. dated November 1999.

10.5     [5]      License Agreement between Power Photo Kiosks, Inc. and The Ohio State University
                  dated February 2000.

10.6     [5]      Manufacturing Agreement between Power Photo Kiosks, Inc. and Integrated Kiosk,
                  Inc. dated May 1999.

10.7     [6]      Power Kiosks, Inc.  Year 2000 Consultant Stock Compensation Plan

10.8     [8]      Power Kiosks, Inc. Year 2000 Supplemental Employee/Consultant Stock
                  Compensation Plan.

10.9     [9]      Lease Agreement between Team Power Enterprises, Inc. and Bruce N. Huntley
                  Contracting Limited, dated July 1, 1998.

10.10    [9]      Financial Consulting and Services Agreement between the Company and Discovery
                  Enterprises, Inc. d/b/a Discovery Financial, Inc. dated August 23, 2000.

10.11    [9]      Teaming Agreement between Power Photo Kiosks, Inc. and Mattel Canada, Inc.
                  dated September 18, 2000.

10.12    [9]      Co-Marketing and Sponsorship Agreement between the Company, PACEL Corp. and
                  Child Watch of North America dated October 11, 2000.

10.13    [9]      Letter of Intent between Power Photo Kiosks, Inc. and Groome Capital. Com, Inc.
                  dated October 12, 2000.

10.14    [9]      Employment Agreement between Power Kiosks, Inc. and Ronald Terry Cooke, dated
                  July 2000.

10.15    [9]      Employment Agreement between Power Kiosks, Inc. and Allan Turowetz, dated July
                  2000.

10.16    [10]     Common Stock Purchase Agreement between the Company and EIG Capital
                  Investments, Ltd. dated November 9, 2000.

10.17    [10]     Registration Rights Agreement between the Company and EIG Capital Investments,
                  Ltd. dated November 9, 2000.

10.18    [10]     Purchaser's Warrant in the name of EIG Capital Investments, Ltd. dated November
                  9, 2000.

10.19    [10]     Agent's Warrant in the name of EIG Capital Management, Ltd. dated November 9,
                  2000.

10.20    [10]     Conversion of Note by the Company in favor of Thomson Kernaghan & Co., Ltd. in the principal amount of $250,000 dated June 5, 2000.

10.21    [11]     Consulting Services Agreement between the Company and World of Internet.com
                  AG dated November 15, 2000.

10.22    [11]     Installation Agreement between Power Photo Kiosks, Inc. and Clark Memorial
                  Hospital dated January 15, 2001.

10.23    [11]     Letter of Intent between Power Photo Kiosks, Inc., Playtime Entertainment, Inc. and
                  KRI Canada Ltd. dated November 21, 2000.

10.24    [12]     Letter of Engagement between Power Photo Kiosks, Inc. and Peyser Associates
                  Incorporated dated March 26, 2001.

10.25    [12]     Partnership Agreement between the Company and Child Watch of North America dated April 4, 2001.

10.26    [12]     Engagement Letter of Business Strategies Group by the Company dated April 30,
                  2001.

10.27    [12]     Macon-Bibb County Industrial Authority Financing Proposal dated April 18, 2001.

10.28     *       Power Interactive Media, Inc. Year 2001  Employee/Consultant Stock Compensation
                  Plan.

16.1     [4]      Letter on change of certifying accountant.

16.2     [4]      Letter dated May 1, 2000 from Dorra Shaw & Dugan.

23.1     [6]      Consent of KPMG, LLP.

23.2     [6]      Consent of Mintmire & Associates (contained  in  the opinion filed as Exhibit 5.1)

23.3              [8]      Consent of KPMG, LLP.

23.4     [8]      Consent of Mintmire & Associates (contained in the opinion filed as Exhibit 5.2).

23.5     *        Consent of KPMG, LLP.

23.6     *        Consent of Mintmire & Associates (contained in the opinion filed as Exhibit 5.3 hereof).

99.1     [4]      Board Resolution dated May 1, 2000 authorizing change in fiscal year of the
                  Company to July 31.

99.2     [7]      The accountant's statement required by Rule 12b-25(c).

------------------------------------------------

[1]  Previously filed with the Company's registration on Form 10SB.

[2]  Previously filed with the Company's report on Form 8K filed March 9, 2000.

[3] Previously filed with the Company's report on Form 10QSB for the period ending February 29, 2000.

[4]  Previously filed with the Company's report on Form 8KA1 filed May 2, 2000.

[5] Previously filed with the Company's report on Form 10QSB for the period ending April 30, 2000.

[6] Previously filed with the Company's Registration Statement on Form S-8 filed August 2, 2000.

[7]  Previously filed with the Company's 12b-25 NT filed on October 30, 2000.

[8] Previously filed with the Company's Registration Statement on Form S-8 filed November 1, 2000.

[9] Previously filed with the Company's Annual Report on Form 10KSB filed November 14, 2000.

[10] Previously  filed with the Company's  Quarterly  Report on Form 10QSB filed
     December 15, 2000.

[11] Previously  filed with the Company's  Quarterly  Report on Form 10QSB filed
     March 26, 2001.

[12] Previously  filed with the Company's  Quarterly  Report on Form 10QSB filed
     June 19, 2001.

*    Filed herewith

Item 9. Undertakings.

The Registrant hereby undertakes:

(b)  (1) to file,  during any period in which it offers or sells  securities,  a
post  effective  amendment  to  this  registration   statement  to  include  any
prospectus required by Section 10(a) (3) of the Securities Act;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

     (3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

                                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in the City of Toronto.

                          POWER INTERACTIVE MEDIA, INC.

                        By: /s/ Ronald Terry Cooke
                        ----------------------------------------
                        Ronald Terry Cooke, Chairman and President

                        By: /s/ Allan Turowetz
                        ----------------------------------------
                        Allan Turowetz, Vice-President and Director

                        By: /s/ Jean Arthur Beliveau
                        ----------------------------------------
                        Jean Arthur Beliveau, Director

                        By: /s/ June Nichols-Sweeney
                        ----------------------------------------
                        June Nichols-Sweeney, Director

                        By: /s/ James Martin Bates
                        ----------------------------------------
                        James Martin Bates, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                   Title                         Date
-------------------------      -------------------           -------------------

/s/ Ronald Terry Cooke         Chairman and President            October 4, 2001
-------------------------
Ronald Terry Cooke


/s/ Allan Turowetz             Vice President and Director       October 4, 2001
-------------------------
Allan Turowetz

/s/ Jean Arthur Beliveau       Director                          October 4, 2001
-------------------------
Jean Arthur Beliveau



/s/ June Nichols-Sweeney       Director                          October 4, 2001
-------------------------
June Nichols-Sweeney

/s/ James Martin Bates         Director                          October 4, 2001
-------------------------
James Martin Bates